                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-----------------------------------x
                                   :
In re                              :
                                   :        Chapter 11 Case Nos.
Marvel Entertainment Group, Inc.   :        96-2069(HSB) through
et al.,                            :        96-2077(HSB)
                                   :
                           Debtors.:        (Jointly Administered)
                                   :
-----------------------------------x






                          JOINT PLAN OF REORGANIZATION




WEIL, GOTSHAL & MANGES LLP                   BATTLE FOWLER LLP
Attorneys for Toy Biz, Inc.                  Attorneys for the Debtors
  and Debtors in Possession                  75 East 55th Street
767 Fifth Avenue                             New York, New York  10022
New York, New York  10153                    (212) 856-7000
(212) 310-8000

                  -and-                                        -and-

YOUNG, CONAWAY, STARGATT & TAYLOR            PEPPER, HAMILTON & SCHEETZ
Debtors Attorneys for Toy Biz, Inc.          Attorneys for the
  and Debtors in Possession                  1201 Market Street
Rodney Square North                          P.O. Box 1709
Wilmington, Delaware  19899                  Wilmington, Delaware  19899
(302) 571-6600                               (302) 777-6500



Dated:  Wilmington, Delaware
        May 15, 1997

                               TABLE OF CONTENTS

                                                                           Page

SECTION 1.  DEFINITIONS AND INTERPRETATION..................................  1

         A.                Definitions......................................  1
         B.                Interpretation; Application of
                           Definitions and Rules of Construction............ 15
         C.                Exhibits and Schedules........................... 15

SECTION 2.  PROVISIONS FOR PAYMENT OF ADMINISTRATION
           EXPENSE CLAIMS AND PRIORITY TAX CLAIMS........................... 16

         2.1.              Administration Expense Claims.................... 16
         2.2.              Compensation and Reimbursement Claims............ 16
         2.3.              Priority Tax Claims.............................. 17

SECTION 3.  CLASSIFICATION OF CLAIMS AND EQUITY
           INTERESTS........................................................ 17

SECTION 4.  PROVISIONS FOR TREATMENT OF CLAIMS AND
           EQUITY INTERESTS UNDER THE PLAN.................................. 18

         4.1.              Priority Non-Tax Claims (Class 1)................ 18
         4.2.              Senior Secured Claims (Class 2).................. 18

                  (a)      Allowance of Senior Secured Claims............... 18
                  (b)      Treatment of Allowed Fixed Senior
                           Secured Claims................................... 19

                           Fixed Senior Secured Claims
                           (Subclass 2A).................................... 19

                  (i)      Qualifying Transaction............................19

         (A)      Distributions..............................................19
         (B)      Distributed Excess Proceeds................................19
         (C)      Adjustment Distributions...................................19

                  (ii)     No Qualifying Transaction.........................20

         (A)      Distributions..............................................20
         (B)      Adjustment to Distributions................................20

                  Contingent Senior Secured Claims
                  (Subclass (2B).............................................20


         4.3.              Other Secured Claims (Class 3)................... 21

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                               TABLE OF CONTENTS
                                    (cont'd)
                                                                        Page


         4.4.              General Unsecured Claims (Class 4)............ 21

                  (a)      Qualifying Transaction........................ 21

                           (i)  Distributions............................ 21
                           (ii) Limitation on Distribution............... 22

                  (b)      No Qualifying Transaction..................... 22
                  (c)      Intercompany Claims........................... 22

         4.5.              Class Securities Litigation Claims
                           (Class 5)..................................... 22

                  (a)      Qualifying Transaction.  Distributions........ 22
                  (b)      No Qualifying Transaction..................... 23
                  (c)      Calculation of Distribution................... 23
                  (d)      Parity of and Limitation on
                           Distributions................................. 23

         4.6.              Equity Interests (Class 6).................... 24

                  (a)      Marvel Entertainment Group, Inc.
                           (Subclass 6A)................................. 24

                           (i)   Qualifying Transaction.................. 24
                           (ii)  No Qualifying Transaction............... 24
                           (iii) Parity of an Limitation on
                                 Distributions........................... 24

                  (b)      Fleer Corp. (Subclass 6B)..................... 24
                  (c)      Other Subsidiary Equity Interests
                           Subclass 6C).................................. 25

         4.7.              Existing Warrants (Class 7)................... 25

SECTION 5.  IDENTIFICATION OF CLASSES OF CLAIMS AND
            INTERESTS IMPAIRED AND NOT IMPAIRED UNDER
            THE PLAN; ACCEPTANCE OR REJECTION OF THE
            PLAN......................................................... 25

         5.1.              Holders of Claims and Equity Interests
                           Entitled to Vote.............................. 25
         5.2.              Subtraction and Addition of Classes and
                           Subclasses.................................... 26

                               TABLE OF CONTENTS
                                    (cont'd)
                                                                          Page


                  (a)      Subtraction of Classes and Subclasses........... 26
                  (b)      Addition of Classes and Subclasses.............. 26

         5.3.              Nonconsensual Confirmation...................... 26
         5.4.              Severability of Plan of Reorganization.......... 27
         5.5.              Revocation of Plan of Reorganization............ 27

SECTION 6.  MEANS OF IMPLEMENTATION........................................ 28

         6.1.              Closing of Transaction.......................... 28
         6.2.              Dismissal of Derivative Securities
                           Litigation Claims............................... 28
         6.3.              Board of Directors of the Reorganized
                           Debtors......................................... 29
         6.4.              Officers of the Reorganized Debtors............. 29
         6.5.              Toy Biz Cash Distribution....................... 29
         6.6.              Dissolution of Equity Committees................ 30
         6.7.              Transfer of FSB-P Entities...................... 30
         6.8.              Sale of FSB-P Entities.......................... 30
         6.9               Expense Reimbursement........................... 31

SECTION 7.  PROVISIONS GOVERNING DISTRIBUTIONS............................. 31

         7.1.              Date of Distributions........................... 31
         7.2.              Entities to Exercise Function of
                           Disbursing Agent................................ 31
         7.3.              Surrender and Cancellation of
                           Instruments..................................... 31
         7.4.              Delivery of Distributions....................... 32
         7.5.              Manner of Payment Under Plan of
                           Reorganization.................................. 33
         7.6.              Reserves and Distributions...................... 33
         7.7.              Distributions After Consummation Date........... 33
         7.8.              Rights And Powers Of Disbursing Agent........... 33

                      (a)  Powers of the Disbursing Agent.................. 33
                      (b)  Expenses Incurred on or After the
                           Consummation Date............................... 33
                      (c)  Exculpation..................................... 34

SECTION 8.  PROCEDURES FOR TREATING DISPUTED CLAIMS
            UNDER THE PLAN OF REORGANIZATION............................... 34

         8.1.              Objections to Claims............................ 34
         8.2.              No Distributions Pending Allowance.............. 34

                               TABLE OF CONTENTS
                                    (cont'd)
                                                                         Page


         8.3.              Distributions After Allowance.................. 34

SECTION 9.  PROVISIONS GOVERNING EXECUTORY CONTRACTS
            AND UNEXPIRED LEASES UNDER THE PLAN........................... 35

         9.1.              General Treatment.............................. 35
         9.2.              Amendments to Schedule; Effect of
                           Amendments..................................... 36
         9.3.              Bar to Rejection Damage Claims................. 36

SECTION 10.  CONDITIONS PRECEDENT TO CONFIRMATION
             DATE AND CONSUMMATION DATE................................... 37

         10.1.             Conditions Precedent to Confirmation of
                           Plan of Reorganization......................... 37
                                   (a)      Notice of Termination......... 37
                                   (b)      Board Authorizations.......... 37
                                   (c)      Insurance and Related
                                            Matters....................... 37
                                   (d)      Transaction Agreement......... 38
                                   (e)      Voting Agent.................. 38
                                   (f)      Confirmation Order............ 38
                                   (g)      Confirmation Date............. 38

         10.2.             Conditions Precedent to Consummation
                           Date of Plan of Reorganization................. 38

                                   (a)      Finality of the Confirmation
                                            Order......................... 39
                                   (b)      Transaction Agreement......... 39
                                   (c)      Consummation Date............. 39
                                   (d)      Execution and Delivery of
                                            Documents..................... 39
                                   (e)      No Material Adverse Change.... 39
                                   (f)      Continuing Directors.......... 39
                                   (g)      Toy Biz Fairness Opinion...... 39
                                   (h)      Toy Biz Authorization......... 40
                                   (i)      Governmental Consents......... 40
                                   (j)      Certain Administration
                                            Expense Claims Limitation..... 40
                                   (k)      Certain Arrangements with
                                            FSB-P Entities................ 40

         10.3.             Waiver of Conditions Precedent................. 41

                               TABLE OF CONTENTS
                                    (cont'd)
                                                                         Page

SECTION 11.  EFFECT OF CONFIRMATION....................................... 41

         11.1.             General Authority.............................. 41
         11.2.             Discharge of Debtors........................... 41

                           (a)     General Discharge.......................41
                           (b)     Specific Release and
                                   Discharge.............................. 42
                           (c)     Treatment of Indemnification
                                   Claims..................................42

         11.3.             Term of Injunctions or Stays................... 43

SECTION 12.  WAIVER OF CLAIMS............................................. 43

         12.1.             Avoidance Actions.............................. 43

SECTION 13.  RETENTION OF JURISDICTION.................................... 43

         13.1.             Retention of Jurisdiction...................... 43
         13.2.             Amendment of Plan of Reorganization............ 45

SECTION 14.  MISCELLANEOUS PROVISIONS..................................... 45

         14.1.             Payment of Statutory Fees...................... 45
         14.2.             Retiree Benefits 41...................... ..... 45
         14.3.             Compliance with Tax Requirements............... 46
         14.4.             Recognition of Guarantee Rights................ 46
         14.5.             Severability of Plan Provisions................ 46
         14.6.             Governing Law.................................. 46
         14.7.             Time of the Essence............................ 47
         14.8.             Standard of Discretion......................... 47
         14.9.             Counterparts................................... 47
         14.10.            Notices........................................ 47

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A                         -    Confirmation Order

Exhibit B                         -    Merger Agreement

Exhibit C                         -    New FSB-P Debt Securities Agreement

Exhibit D                         -    New FSB-P Holdings Preferred Stock
                                       Certificate of Designation

Exhibit E                         -    New FSB-P Warrants Agreement

Exhibit F                         -    New Series A Secured Notes Agreement

Exhibit G                         -    New Series B Secured Notes Agreement

Exhibit H                         -    Newco Warrants Agreement

Exhibit I                         -    Voting Agreement

Schedule 1.13                     -    Class Securities Litigation Claims

Schedule 1.22                     -    Derivative Securities Litigation
                                       Claims

Schedule 1.28                     -    Equity Rights Schedule

Schedule 9.1                      -    Certain Executory Contracts and
                                       Unexpired Leases

                          JOINT PLAN OF REORGANIZATION


                  Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc. and SkyBox International Inc. and Toy Biz, Inc. jointly and severally propose the following Joint Plan of Reorganization dated as of May 15, 1997:


         SECTION 1.  DEFINITIONS AND INTERPRETATION

A.                Definitions.

                  The following terms used herein shall have the respective meanings defined below:

                  1.1. Administration Expense Claim means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the business of the Debtors, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession, including, without limitation, all Obligations (as such term is defined in the DIP Credit Agreement) outstanding under the DIP Credit Agreement, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the estates of the Debtors under section 1930, title 28, United States Code.

                  1.2. Administrative Agent means The Chase Manhattan Bank as administrative agent under each of the applicable Existing Credit Agreements or any successor administrative agent appointed in accordance with any of the applicable Existing Credit Agreements.

                  1.3. Allowed means, with reference to any Claim or Equity Interest, (a) any Claim or Equity Interest against any Debtor which has been listed by such Debtor in its Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim or Equity Interest allowed by Final Order, (c) any

Claim or Equity Interest as to which the liability of the Debtors and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court or (d) any Claim allowed expressly hereunder.

                  1.4. Ballot means any form or forms distributed to each holder of a Claim or Equity Interest entitled to vote on this Plan of Reorganization on which is to be indicated the acceptance or rejection by such holder of this Plan of Reorganization.

                  1.5. Ballot Date means the date fixed by the Bankruptcy Court as the date by which all Ballots must be received by the Balloting Agent (as such term is defined in the Disclosure Statement) from holders of impaired Claims and Equity Interests other than holders of Equity Interests in Subclass 6B (Fleer Corp.) of Class 6 (Equity Interests) and Class 7 (Existing Warrants) to be counted as acceptances or rejections of this Plan of Reorganization.

                  1.6. Bankruptcy Code means title 11, United States Code, as applicable to the Reorganization Cases as in effect on the Confirmation Date.

                  1.7. Bankruptcy Court means the United States District Court for the District of Delaware having jurisdiction over the Reorganization Cases and, to the extent of any reference under section 157, title 28, United States Code, the unit of such District Court under section 151, title 28, United States Code.

                  1.8. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, and any Local Rules of the Bankruptcy Court.

                  1.9. Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  1.10. Cash means legal tender of the United States of America.

                  1.11. Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

                  1.12. Claim means (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  1.13. Class Securities Litigation Claims means any Claim whether or not the subject of an existing lawsuit (other than a Derivative Securities Litigation Claim) arising from rescission of a purchase or sale of shares of common stock of Marvel Entertainment Group, Inc., for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim including, without limitation, any such Claims identified on
Schedule 1.13 hereto, which Claims shall be subordinated in accordance with section 510(b) of the Bankruptcy Code.

                  1.14. Collateral means any property or interest in property of the estate of any Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

                  1.15. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                  1.16. Confirmation Hearing means the hearing held by the Bankruptcy Court on confirmation of this Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

                  1.17. Confirmation Order means the order of the Bankruptcy Court confirming this Plan of Reorganization in substantially the form of the order annexed as Exhibit A hereto.

                  1.18. Consummation Date means the latest to occur of (a) the eleventh day (calculated under Bankruptcy Rule 9006) after the Confirmation Date if no stay of the Confirmation Order is then in effect, (b) the first Business Day after any stay of the Confirmation Order expires or otherwise terminates, and (c) such other date as may be fixed from time to time after the Confirmation Date by the

Proponents or, in the event that a Qualifying Transaction is scheduled to close on the Consummation Date, the Debtors by filing a notice thereof with the Bankruptcy Court; provided, that in no event shall the Consummation Date occur earlier than the date of the satisfaction of each of the conditions precedent to the occurrence of the Consummation Date of this Plan of Reorganization in section 10.2 hereof unless waived as provided in section 10.3 hereof.

                  1.19. Contingent Secured Claim means any Claim against Marvel Entertainment Group, Inc. or any of its subsidiaries governed by or arising out of the guarantee provisions contained in the Existing Panini Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to the Existing Panini Credit Agreements for the account of Panini S.p.A. or any of its subsidiaries.

                  1.20. Continuing Directors means, at any time, any or all of the members of the Board of Directors of a Debtor as of the Petition Date (other than any of such members that have resigned from the Board of Directors of such corporation after the Petition Date) and any other director of such corporation whose nomination or election to the Board of Directors of such corporation was approved by a majority of the Continuing Directors then in office.

                  1.21. Debtor means each of Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and SkyBox International Inc., each (other than Malibu Comics Entertainment, Inc.) being a Delaware corporation and Malibu Comics Entertainment, Inc. being a California corporation, the debtors in Chapter 11 Case Nos. 96-2069 (HSB) through 96-2077 (HSB), respectively.

                  1.22. Debtor in Possession means each Debtor in its capacity as a debtor in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

                  1.23. Derivative Securities Litigation Claims means any Claim being or admitting of being prosecuted derivatively, including, without limitation, those identified on Schedule 1.23 hereto.

                  1.24. DIP Credit Agreement means that certain Revolving Credit and Guaranty Agreement dated as of December 27, 1996 among Marvel Entertainment Group, Inc., the guarantors named therein, the banks party thereto and The Chase Manhattan Bank as agent as the same may be amended from time to time in accordance with the terms thereof.

                  1.25. Disbursing Agent means any entity in its capacity as a disbursing agent under section 7.2 hereof.

                  1.26. Disclosure Statement means that certain Disclosure Statement, including, without limitation, all exhibits and schedules thereto, in the form approved by the Bankruptcy Court relating to this Plan of Reorganization.

                  1.27. Disputed Claim means a Claim against a Debtor that is not an Allowed Claim.

                  1.28. Distributed Excess Proceeds has the meaning assigned to such terms in section 4.2(b)(i)(B) hereof.

                  1.29. Equity Interest means any share of common stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest. For purposes of Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests), the Existing Warrants shall not be included in such subclass.

                  1.30. Equity Rights Schedule means Schedule 1.30 hereto authorizing certain rights relating to the shares of Newco Common Stock to be distributed under section 4.2(b)(ii)(A)(4) hereof, including, without limitation, (a) appropriate corporate governance rights, including, without limitation, appropriate special voting rights and the right to designate a specified number of directors and (b) rights to access public markets, including, without limitation, customary registration rights, piggy-back rights and the right to have the securities listed or admitted for trading on a national stock exchange or stock market.

                  1.31. Excess Proceeds means, with reference to a Qualifying Transaction, the difference, only to the extent positive, of (a) the Net Cash Proceeds generated by such Qualifying Transaction and (b) the minimum Net Cash Proceeds required for such Qualifying Transaction to constitute a Marvel Qualifying Transaction or a Newco Qualifying Transaction, as applicable.

                  1.32. Existing Credit Agreements means, collectively, the Existing Fleer Credit Agreements and the Existing Panini Credit Agreements.

                  1.33. Existing Fleer Credit Agreements means, collectively,
(a) that certain Amended and Restated Credit and Guarantee Agreement dated as of August 30, 1994, as amended, among Marvel Entertainment Group, Inc., Fleer Corp., the financial institutions parties thereto, the co- agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent, (b) that certain Credit and Guarantee Agreement dated as of April 24, 1995, as amended, by and among Marvel Entertainment Group, Inc., Fleer Corp., the financial institutions party thereto, the co-agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent,
(c) that certain Line of Credit, dated as of March 27, 1996, as amended, among Fleer Corp., the banks and other financial institutions parties thereto and The Chase Manhattan Bank as Administrative Agent, (d)(i)(A) any letter of credit issued for the account of Marvel Entertainment Group, Inc. or any of its subsidiaries by a bank or other financial institution which is a party to any of the Existing Credit Agreements referred to in clauses (a) or (b) of this section 1.33 and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (d)(i)A) of this section 1.33 or (ii) any interest rate agreement between Marvel Entertainment Group, Inc. or any of its subsidiaries and a bank or other financial institution which is a party to any of the Existing Credit Agreements referred to in clauses (a) through (c) inclusive, of this section 1.33 and (e) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements.

                  1.34. Existing Panini Credit Agreements means (a) that certain Term Loan and Guarantee Agreement dated as of August 30, 1994, as amended, among Marvel Entertainment Group, Inc., Panini, S.p.A. (formerly named Marvel Comics Italia S.r.l.), and Instituto Bancario San Paolo Di Torino, S.p.A., and (b) the related Participation Agreement dated as of August 30, 1994 among Instituto Bancario San Paolo Di Torino, S.p.A., New York Limited Branch, as Italian Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants and (c)(i)(A) any letter of credit issued for the account of Panini S.p.A. or any of its subsidiaries by a bank or other financial institution which is a party to any of the

Existing Panini Credit Agreements referred to in clauses (a) or (b) of this section 1.34 and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (c)(i)(A) of this section 1.34 or (ii) any interest rate agreement between Panini S.p.A. or any of its subsidiaries and a bank or other financial institution which is a party to any of the Existing Panini Credit Agreements referred to in clauses (a) through (b), inclusive, of this section 1.34 and (d) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements.

                  1.35. Existing Warrants means, collectively, all incentive stock options, non-qualified stock options and stock appreciation rights granted under that certain Marvel Entertainment Group, Inc. Amended and Restated Stock Option Plan and any other options, warrants or rights, contractual or otherwise, if any, to acquire an Equity Interest.

                  1.36. Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order not to be a Final Order.

                  1.37. Fixed Senior Secured Claim means any Claim governed by any of the Existing Fleer Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to any of the Existing Fleer

Credit Agreements for the account of Marvel Entertainment Group, Inc. or any of its subsidiaries or any interest rate agreement between Marvel Entertainment Group, Inc. or any of its subsidiaries and a bank or other financial institution which is a party to any of the Existing Fleer Credit Agreements.

                  1.38. FSB-P Entities means, collectively, Fleer Corp. and Panini S.p.A. and the respective subsidiaries of each of the foregoing entities.

                  1.39. FSB-P Holdings means FSB-P Holding Company, Inc., a Delaware corporation to be formed on or before the Consummation Date in the event that the FSB-P Entities shall not have been sold before the Consummation Date, which corporation shall hold directly all of the existing or newly issued common stock of Fleer Corp. and Panini S.p.A.

                  1.40. FSB-P Proceeds means any and all net proceeds realized from the sale of the FSB-P Entities on or before the Consummation Date net of cash payment of expenses associated with such sale, including, without limitation, reasonable attorneys' and investment bankers' fees. For purposes of calculating any amount of FSB-P Proceeds, amounts distributed on account of indebtedness owed by Panini S.p.A. under any of the Existing Panini Credit Agreements shall constitute FSB-P Proceeds.

                  1.41. FSB-P Sale Termination Date means the earlier to occur of (a) the ninetieth day after the Consummation Date and (b) December 31, 1997.

                  1.42. General Unsecured Claim means any Unsecured Claim other than a Class Securities Litigation Claim.

                  1.43. Intercompany Claims means any and all Claims held by any Debtor against any other Debtor, including, without limitation, all derivative Claims asserted by or on behalf of any one Debtor against any other Debtor.

                  1.44. Lien means any charge against or interest in property or an interest in property to secure payment of a debt or performance of an obligation.

                  1.45. Marvel means, collectively, Marvel Entertainment Group, Inc. and each of its subsidiaries other than the FSB-P Entities.

                  1.46. Marvel Qualifying Transaction means (a) a transaction acceptable to Marvel to acquire all of the common stock of Marvel or all of the properties and interests in property of Marvel that generates Net Cash Proceeds equal to or greater than the sum of (i) the Senior Secured Cash Distribution, plus (ii) seven million dollars ($7,000,000) Cash in the event that such seven million dollars ($7,000,000) is payable to holders of common stock of Toy Biz (other than Marvel) in accordance with any order of the Bankruptcy Court or (b) such other transaction approved by Marvel and consented to by the holders of the Senior Secured Claims provided that such transaction includes a mechanism for the payment at closing of the seven million dollars ($7,000,000) payment contemplated by clause (a) of this section 1.46.

                  1.47. Merger Agreement means that certain Agreement and Plan of Merger dated as of May [ ], 1997 among Toy Biz, Inc., Marvel Entertainment Group, Inc. [and other entity] annexed as Exhibit B hereto as the same may be amended from time to time in accordance with the terms thereof.

                  1.48. Net Cash Proceeds means the gross proceeds in Cash generated from any Qualifying Transaction that closes on or before the Consummation Date net of Cash payments of the following, without duplication:
(a) the aggregate amount of Allowed Administration Expense Claims, including, without limitation, the Obligations (as such term is defined in the DIP Credit Agreement) outstanding under the DIP Credit Agreement, (b) the aggregate amount of Allowed Priority Non-Tax Claims, (c) the aggregate amount of Allowed Priority Tax Claims, (d) the aggregate amount of Cash required to cure executory contracts and unexpired leases assumed and assigned under section 365 of the Bankruptcy Code, (e) $[ ], representing the distribution to be made on account of Allowed General Unsecured Claims under sections 4.4(a)(i) and 4.4(b) hereof, (f) in the event of a Newco Qualifying Transaction, the out-of-pocket costs and expenses, including, without limitation, reasonable fees and expenses of attorneys and investment bankers, incurred by Toy Biz in connection with the Reorganization Cases and the transactions contemplated hereby, including, without limitation, costs and expenses incurred in connection with or related to the preparation of any proxy statement, the making of any securities registration and the solicitation of any proxies for Toy Biz, all in an aggregate amount not to exceed three million, five hundred thousand dollars ($3,500,000) and (g) all fees and charges due and owing on the Consummation Date under the Existing Credit Agreements and all other costs and expenses of the holders of the Senior Secured Claims, including, without limitation, all reasonable fees and expenses of attorneys and investment bankers, incurred by the holders of the Senior Secured Claims.

                  1.49. New FSB-P Debt Securities means the senior term notes issued by any of the FSB-P Entities and governed by the New FSB-P Debt Securities Agreement, which notes shall be issued in an aggregate original principal amount equal to the difference, to the extent positive, of (a) one hundred eighty million dollars ($180,000,000), minus (b) the sum of (i) the amount of the Distributed Excess Proceeds, if any, plus (ii) the aggregate obligations outstanding under the Existing Panini Credit Agreements as of the Consummation Date and, in the event and to the extent issued by Panini S.p.A., be contractually subordinated to the obligations outstanding under the Existing Panini Credit Agreements.

                  1.50. New FSB-P Debt Securities Agreement means that certain FSB-P Debt Securities Agreement governing the New FSB-P Debt Securities in substantially the form of Exhibit C hereto.

                  1.51. New FSB-P Holdings Common Stock means all of the issued and outstanding common stock of FSB-P Holdings.

                  1.52. New FSB-P Holdings Preferred Stock means the 11.5% Redeemable Preferred Stock issued by FSB-P Holdings and governed by the New FSB-P Holdings Preferred Stock Certificate of Designation, which preferred stock shall accrue cumulative dividends at a fixed annual rate of 11.5%, shall have an aggregate liquidation preference equal to the Distributed Excess Proceeds, and shall be redeemable at a redemption price equal to the aggregate liquidation preference, plus accrued dividends to the date of redemption and redeemed ratably after the sale of the FSB-P Entities and only to the extent of net cash proceeds realized from such sale after full satisfaction and discharge in Cash of all indebtedness issued by any or all of the FSB-P Entities or FSB-P Holdings, including, without limitation, interest accrued on such indebtedness, owing to the holders of Senior Secured Claims (which indebtedness shall be in an aggregate original principal amount not exceeding one hundred eighty million dollars ($180,000,000) as of the Consummation Date) and all reasonable fees and expenses associated with such sale, including, without limitation, reasonable attorneys' and investment bankers' fees and expenses.

                  1.53. New FSB-P Holdings Preferred Stock Certificate of Designation means that certain Certificate of Designation of Rights and Preferences of 11.5% Redeemable Preferred Stock of FSB-P Holding Company, Inc., in substantially the form of Exhibit D hereto.

                  1.54. New FSB-P Warrants means, collectively, those certain Warrants issued by each of Fleer Corp. and Panini S.p.A. and evidencing the right to purchase during the period beginning on the Consummation Date and ending on FSB-P Sale Termination Date ninety-percent (90.0%) of the fully diluted common stock of each of Fleer Corp. and Panini S.p.A., respectively, with an exercise price of one cent ($.01) for each share and appropriate corporate governance rights associated therewith, in substantially the form of Exhibits 1-A and 1-B, respectively, to the New FSB-P Warrants Agreement.

                  1.55. New FSB-P Warrants Agreement means that certain Warrant Agreement governing the New FSB-P Warrants in substantially the form of Exhibit E hereto.

                  1.56. New Series A Secured Notes means those certain 11.5% Series A Secured Notes issued by Newco and governed by the New Series A Secured Notes Agreement, which notes shall accrue interest, at a fixed annual rate of 11.5%, compounded monthly, payable in Cash or in kind at the option of Newco and mature on the fifth anniversary of the Consummation Date, in substantially the form of Exhibit [ ] to the New Series A Secured Notes Agreement.

                  1.57. New Series A Secured Notes Agreement means that certain 11.5% Series A Secured Notes Agreement in substantially the form of Exhibit F hereto.

                  1.58. New Series B Secured Notes means those certain 14.5% Series B Non-Recourse Secured Notes issued by Newco and governed by the New Series B Secured Notes Agreement, which notes shall have recourse limited only to the capital stock of the FSB-P Entities and the properties and interests in property of Fleer Corp. and its subsidiaries and otherwise be non-recourse to the properties and interests in property of Newco and its subsidiaries, accrue interest, at a fixed annual rate of 14.5%, compounded monthly, payable in cash or in kind at the option of Newco and mature on the fifth anniversary of the Consummation Date, in substantially the form of Exhibit E to the New Series B Secured Notes Agreement.

                  1.59. New Series B Secured Notes Agreement means that certain 14.5% Series B Non-Recourse Secured Notes Agreement in substantially the form of Exhibit G hereto.

                  1.60. Newco means, as applicable, (a) the entity resulting from the combination of Marvel and Toy Biz or (b)(i) in the event that such combination is effected through a merger or other combination of a subsidiary of Marvel Entertainment Group, Inc. and Toy Biz, Marvel Entertainment Group, Inc. after the effective time of such merger and (ii) in the event that such combination is effected through a merger or other combination of a subsidiary of Toy Biz and Marvel Entertainment Group, Inc., Toy Biz after the effective time of such merger.

                  1.61. Newco Common Stock means issued and outstanding shares of common stock of Newco as of the Consummation Date.

                  1.62. Newco Qualifying Transaction means a transaction to acquire (a) all of the common stock of Newco, or (b) all of the common stock of Marvel and Toy Biz that generates Net Cash Proceeds equal to or greater than the sum of (i) the Senior Secured Cash Distribution, plus (ii) the Toy Biz Cash Distribution.

                  1.63. Newco Warrants means, collectively, (a) those certain Series A Warrants issued by Newco and evidencing the right to purchase during the period beginning on the Consummation Date and ending on the third anniversary of the Consummation Date seven and one-half percent (7.5%) of the fully diluted common stock of Newco (before giving effect to the exercise of the Series B Warrants) with an exercise price to be fixed as of the Consummation Date at an assumed total enterprise value of Newco of nine hundred fifty million dollars ($950,000,000) in substantially the form of Exhibit 1-A to the Newco Warrants Agreement and (b) those certain Series B Warrants issued by Newco and evidencing the right to purchase during the period beginning on the Consummation Date and ending on the third anniversary of the Consummation Date five percent (5.0%) of the fully diluted common stock of Newco with an exercise price fixed as of the Consummation Date at an assumed total enterprise value of Newco of one billion, one hundred million dollars ($1,100,000,000) in substantially the form of Exhibit 1-B to the Newco Warrants Agreement.

                  1.64. Newco Warrants Agreement means that certain Warrant Agreement governing the Newco Warrants in substantially the form of Exhibit H hereto.

                  1.65. Other Secured Claims means any Secured Claim not constituting a Senior Secured Claim.

                  1.66. Other Subsidiary Equity Interests means the Equity Interests in any of the Debtors other than Fleer Corp. held by any of the other Debtors.

                  1.67. Petition Date means December 27, 1996, the date on which each of the Debtors filed its voluntary petition for relief under the Bankruptcy Code.

                  1.68. Plan of Reorganization means this Joint Plan of Reorganization dated as of May 15, 1997, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the terms hereof.

                  1.69. Priority Non-Tax Claim means any Claim of a kind specified in section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the
Bankruptcy Code.

                  1.70. Priority Tax Claim means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

                  1.71. Proponents means, collectively, the Debtors and Toy Biz, subject to the operation of section 5.5 hereof.

                  1.72. Qualifying Transaction means (a) a Marvel Qualifying Transaction or (b) a Newco Qualifying Transaction.

                  1.73. Ratable Proportion means, with reference to any distribution on account of any Allowed Claim or Allowed Equity Interest in any class or subclass, as applicable, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or Allowed Equity Interest, as applicable, bears to the aggregate amount of Allowed Claims or Allowed Equity Interests of the same class or subclass.

                  1.74. Reorganization Cases means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on the Petition Date.

                  1.75. Reorganized means, with reference to any Debtor, such Debtor (unless such Debtor is a Debtor for which this Plan of Reorganization is not confirmed in accordance with section 5.4 hereof) or any successor in interest thereto from and after the Consummation Date, including, without limitation, Newco, if applicable.

                  1.76. Required Holders means the holders of [ ] of the aggregate Allowed Fixed Senior Secured Claims and Allowed Contingent Senior Secured Claims.

                  1.77. Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended.

                  1.78. Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

                  1.79. Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  1.80. Senior Secured Cash Distribution means Cash in an amount equal to the difference of (a) the aggregate Allowed Senior Secured Claims as of the Consummation Date, minus (b) one hundred eighty million dollars ($180,000,000), subject to reduction in the event that FSB-P Proceeds are applied on or before the Consummation Date to the obligations outstanding under the Existing Credit Agreements.

                  1.81. Senior Secured Claim means any Contingent Senior Secured Claim and any Fixed Senior Secured Claim.

                  1.82. Toy Biz means Toy Biz, Inc., a Delaware corporation.

                  1.83. Toy Biz Cash Distribution means two hundred eighty-five million dollars ($285,000,000) Cash payable in immediately available funds to the holders of common stock of Toy Biz (other than Marvel) in accordance with instructions to be provided to the Debtors by Toy Biz on or before the Consummation Date.

                  1.84. Transaction Agreement means (a) the Merger Agreement or
(b) any definitive agreement governing any

Qualifying Transaction that is to close on or before the Consummation Date, as applicable.

                  1.85. Transaction means (a) the transactions contemplated by the Merger Agreement or (b) any Qualifying Transaction that is to close on or before the Consummation Date.

                  1.86. Unsecured Claim means any Claim against a Debtor that is not an Administration Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim or a Secured Claim.

                  1.87. U.S. Trustee means the United States Trustee appointed under section 581, title 28, United States Code to serve in the District of Delaware.

                  1.88. Voting Agreement means that certain Voting Agreement among Avi Arad, Isaac Perlmutter, Marvel Entertainment Group, Inc. and the Administrative Agent under which, among other things, Messrs. Arad and Perlmutter agree to vote shares of common stock of Toy Biz owned or controlled by such individuals to approve the merger of Toy Biz and Marvel in substantially the form of Exhibit H hereto.

B.                Interpretation; Application of
                  Definitions and Rules of Construction.

                  Unless otherwise specified, all section, schedule or exhibit references in this Plan of Reorganization are to the respective section in, article of, or schedule or exhibit to, this Plan of Reorganization, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan of Reorganization as a whole and not to any particular section, subsection or clause contained in this Plan of Reorganization. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan of Reorganization. The headings in this Plan of Reorganization are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

C.                Exhibits and Schedules.

                  The Merger Agreement and the Voting Agreement, which shall be in form and substance satisfactory to each of the Proponents, shall be contained in a separate Exhibit Volume that shall be filed with the Clerk of the Bankruptcy Court not later than ten days prior to the commencement of the hearing on approval of the Disclosure Statement or such later date as the Bankruptcy Court may fix. All Exhibits (other than the Merger Agreement and the Voting Agreement) and Schedules to this Plan of Reorganization, which shall be in form and substance acceptable to each of the Proponents, shall be contained in a separate Exhibit Volume that shall be filed with the Clerk of the Bankruptcy Court not later than ten days prior to the commencement of the Confirmation Hearing or such later date as the Bankruptcy Court may fix.


         SECTION 2.  PROVISIONS FOR PAYMENT OF
                     ADMINISTRATION EXPENSE CLAIMS
                     AND PRIORITY TAX CLAIMS

2.1.              Administration Expense Claims.

                  On the Consummation Date, each holder of an Allowed Administration Expense Claim shall be distributed on account of such Allowed Administration Expense Claim an amount in Cash equal to the amount of such Allowed Administration Expense Claim, except to the extent that any entity entitled to payment of any Allowed Administration Expense Claim agrees to a different treatment of such Administration Expense Claim; provided, that Allowed Administration Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, whether or not incurred in the ordinary course of business, shall be assumed and paid by the Reorganized Debtors in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

                  This Plan of Reorganization constitutes a motion by the Proponents governed by this Plan of Reorganization to fix a bar date for the filing of Administrative Expense Claims other than the Administration Expense Claims treated under section 2.2 hereof, which shall be a date fixed by order of the Bankruptcy Court.

2.2.              Compensation and Reimbursement Claims.

                  All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Consummation

Date under sections 503(b)(2), of the Bankruptcy Code (a) shall (i) serve notice of an estimate of their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred on the Proponents, or, in the event that a Qualifying Transaction is scheduled to close on the Consummation Date, the Debtors one (1) Business Day prior to the commencement of the Confirmation Hearing and (ii) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Consummation Date and, if granted such an award by the Bankruptcy Court, (b) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (i) upon the later of (A) the Consummation Date and (B) the date upon which the order relating to any such Administration Expense Claim becomes a Final Order or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administration Expense Claim and the Debtors or, on and after the Consummation Date, the Reorganized Debtors.

2.3.              Priority Tax Claims.

                  On the Consummation Date, each holder of an Allowed Priority Tax Claim shall be distributed on account of such Allowed Priority Tax Claim a payment in Cash equal to the amount of such Allowed Priority Tax Claim.


         SECTION 3.  CLASSIFICATION OF CLAIMS
                     AND EQUITY INTERESTS

                  Claims against and Equity Interests in the Debtors are divided into the following classes:

Class 1  - Priority Non-Tax Claims

Class 2  - Senior Secured Claims

         Subclass 2A -  Fixed Senior Secured Claims
         Subclass 2B -  Contingent Senior Secured Claims

Class 3  - Other Secured Claims

         Subclass 3A - Marvel Entertainment Group, Inc.
         Subclass 3B - The Asher Candy Company
         Subclass 3C - Fleer Corp.
         Subclass 3D - Frank H. Fleer Corp.
         Subclass 3E - Heroes World Distribution, Inc.
         Subclass 3F - Malibu Comics Entertainment, Inc.

         Subclass 3G -  Marvel Characters, Inc.
         Subclass 3H -  Marvel Direct Marketing Inc.
         Subclass 3I -  SkyBox International Inc.

Class 4  - General Unsecured Claims

         Subclass 4A -  Marvel Entertainment Group, Inc.
         Subclass 4B -  The Asher Candy Company
         Subclass 4C -  Fleer Corp.
         Subclass 4D -  Frank H. Fleer Corp.
         Subclass 4E -  Heroes World Distribution, Inc.
         Subclass 4F -  Malibu Comics Entertainment, Inc.
         Subclass 4G -  Marvel Characters, Inc.
         Subclass 4H -  Marvel Direct Marketing Inc.
         Subclass 4I -  SkyBox International Inc.
         Subclass 4J -  Intercompany Claims

Class 5  - Class Securities Litigation Claims

Class 6  - Equity Interests

         Subclass 6A - Marvel Entertainment Group, Inc.
         Subclass 6B - Fleer Corp.
         Subclass 6C - Other Subsidiary Equity Interests

Class 7  - Existing Warrants


         SECTION 4.  PROVISIONS FOR TREATMENT OF CLAIMS
                     AND EQUITY INTERESTS UNDER THE PLAN

4.1.              Priority Non-Tax Claims (Class 1).

                  On the Consummation Date, each holder of an Allowed Priority Non-Tax Claim shall be distributed on account of such Allowed Priority Claim a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim.

4.2.              Senior Secured Claims (Class 2).

                  (a) Allowance of Senior Secured Claims. On the Consummation Date, the Claims of each holder of a Senior Secured Claim under each of the Existing Credit Agreements (other than Claims held by any holder of a Senior Secured Claim or any affiliate thereof that serves or has served as an appointee on any committee organized by the U.S. Trustee in the cases commenced by Marvel Holdings Inc., Marvel (Parent) Holdings Inc. and Marvel III Holdings Inc.) shall be allowed in the amounts owing to such holder under the applicable Existing Credit Agreement as of the date hereof, together with interest, fees, charges and other amounts owing under the Existing Credit Agreements through the Consummation Date.

                  (b)      Treatment of Allowed Fixed Senior Secured
         Claims.

                           Fixed Senior Secured Claims (Subclass 2A).

                           (i)      Qualifying Transaction.

                  (A) Distributions. In the event that a Qualifying Transaction closes on the Consummation Date, each holder of an Allowed Fixed Senior Secured Claim shall be distributed on the Consummation Date its Ratable Proportion of
(1) the Senior Secured Cash Distribution, (2), subject to sections 4.2(b)(i)(B) and 4.2(b)(i)(C) hereof, as applicable, hereof, the New FSB-P Debt Securities and the New FSB-P Holdings Common Stock and (3) subject to the operation of section 4.2(b)(i)(B) hereof, the Distributed Excess Proceeds.

                  (B) Distributed Excess Proceeds. In the event that a Qualifying Transaction that closes on the Consummation Date generates Excess Proceeds, the holders of Allowed Fixed Senior Secured Claims and, to the extent applicable, the holders of the Allowed Contingent Senior Secured Claims shall be distributed all such Excess Proceeds in an aggregate amount not to exceed one hundred eighty million dollars ($180,000,000) (the "Distributed Excess Proceeds"). In the event that the holders of the Allowed Fixed Senior Secured Claims and, to the extent applicable, the holders of the Allowed Contingent Senior Secured Claims are distributed Distributed Excess Proceeds, New FSB-P Holding Company Preferred Stock with an aggregate original liquidation preference equal to such Distributed Excess Proceeds shall be distributed on account of Allowed Claims in Class 4 (General Unsecured Claims), Class 5 (Class Securities Litigation Claims) and Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) and, as applicable, each subclass thereof in accordance with sections 4.4, 4.5 and 4.6 hereof. Such Distributed Excess Proceeds shall be distributed, first, to the holders of Allowed Fixed Senior Secured Claims in an amount equal to the difference, to the extent positive, of one hundred eighty million ($180,000,000), minus the Allowed Contingent Senior Secured Claims outstanding as of the Consummation Date and, second, to the holder of Allowed Contingent Senior Secured Claims to be applied ratably to the obligations outstanding under the Existing Panini Agreements.

                  (C) Adjustment Distributions. In the event that a Qualifying Transaction that closes on the Consummation Date generates Excess Proceeds, and to the extent that the FSB-P Entities are sold on or before the Consummation Date and the FSB-P Proceeds realized therefrom are less than one hundred eighty million dollars ($180,000,000), the holders of Allowed Fixed Senior Secured Claims and, to the extent applicable, the Allowed Contingent Senior Secured Claims shall be distributed ratably such Excess Proceeds before any distributions of Excess Proceeds are made to the holders of Claims in Class 4 (General Unsecured Claims), Class 5 (Class Securities Litigation Claims) and Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) and, as applicable, each subclass thereof in accordance with sections 4.4, 4.5 and 4.6 hereof.

                      (ii)          No Qualifying Transaction.

                  (A) Distributions. In the event that no Qualifying Transaction closes on the Consummation Date, each holder of an Allowed Fixed Senior Secured Claim shall be distributed on the Consummation Date its Ratable Proportion of (1) the difference, to the extent positive, of (a) two hundred fifty million dollars ($250,000,000) Cash, minus (b) all Obligations (as such term is defined in the DIP Credit Agreement) outstanding under the DIP Credit Agreement as of the Consummation Date, (2) one hundred seventy million dollars ($170,000,000) in aggregate original principal amount of New Series A Secured Notes, (3) eighty million dollars ($80,000,000) in aggregate original principal amount of New Series B Secured Notes, (4) shares of Newco Common Stock representing 28.0% of the issued and outstanding primary shares of Newco Common Stock as of the Consummation Date having the rights outlined on the Equity Rights Schedule, and (5) the New FSB-P Warrants.

                  (B) Adjustment to Distributions. In the event that (1) any or all of the FSB-P Entities are sold before the Consummation Date, (2) the net cash proceeds realized therefrom exceed one hundred eighty million dollars ($180,000,000) and (3) no Qualifying Transaction closes on the Consummation Date, the distribution of Cash provided in section 4.2(b)(ii)(A) hereof shall be increased and the distribution of shares of Newco Common Stock provided under section 4.2(b)(ii)(D) hereof shall be decreased each by an amount equal to such excess, assuming the 28.0% of Newco Common Stock otherwise distributable shall have a value as of the Consummation Date equal to one hundred ten million dollars ($110,000,000).

                  Contingent Senior Secured Claims (Subclass 2B). Each holder of an Allowed Contingent Senior Secured Claim shall be distributed its Ratable Proportion of (1) the net proceeds from a sale of Panini S.p.A. on or before the Consummation Date, (2) to the extent applicable, the portion of the Distributed Excess Proceeds payable on account of Allowed Contingent Senior Secured Claims under section 4.2(b)(i)(B) hereof and (3) to the extent applicable, the portion of the distribution payable on account of Allowed Contingent Senior Secured Claims under section 4.2(b)(i)(C) hereof. Notwithstanding anything herein to the contrary, in the event that Panini S.p.A. has not been sold on or prior to the Consummation Date, the obligations outstanding against Panini S.p.A. under the Existing Panini Credit Agreements shall remain outstanding. In the event of a sale of Panini S.p.A., the net proceeds thereof shall be applied to reduce and satisfy the obligations under the Existing Panini Credit Agreements.

4.3.              Other Secured Claims (Class 3).

                  On the Consummation Date, each holder of an Allowed Other Secured Claim in each subclass of Class 3 (Other Secured Claims) shall (a) be distributed on account of such Allowed Other Secured Claim Cash equal to such Allowed Other Secured Claim, (b) be distributed on account of such Allowed Other Secured Claim the Collateral securing such Allowed Other Secured Claim or
(c) have such Allowed Other Secured Claim reinstated as against the applicable Reorganized Debtor and made unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand and receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default. Such treatment shall be determined by Toy Biz in the event that no Qualifying Offer closes on the Consummation Date, subject to the approval of the holders of the Senior Secured Claims which may not be unreasonably withheld or delayed.

4.4.              General Unsecured Claims (Class 4).

                  (a)      Qualifying Transaction.

                           (i)      Distributions.

                  In the event that a Qualifying Transaction closes on the Consummation Date, each holder of an Allowed General Unsecured Claim in each of Subclass 4A (Marvel Entertainment Group, Inc.), Subclass 4B (The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World Distribution, Inc.), Subclass 4F (Malibu Comics Entertainment, Inc.), Subclass 4G (Marvel Characters, Inc.), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (SkyBox International Inc.) of Class 4 (General Unsecured Claims) shall, to the extent not paid prior to the Consummation Date, be distributed its Ratable Proportion of (A) $[ ], (B) subject to section 4.2 hereof and to the extent applicable, the Excess Proceeds and (C) subject to section 4.2 hereof and to the extent applicable, the New FSB-P Holdings Preferred Stock.




                      (ii)          Limitation on Distribution.

                  In the event that a Qualifying Transaction closes on the Consummation Date, in no event shall any holder of an Allowed General Unsecured Claim in any of Subclass 4A (Marvel Entertainment Group, Inc.), Subclass 4B (The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World Distribution, Inc.), Subclass 4F (Malibu Comics Entertainment, Inc., (Subclass 4G (Marvel Characters, Inc.,), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (SkyBox International Inc.) of Class 4 (General Unsecured Claims) be distributed on account of such Allowed General Unsecured Claims an amount greater than such Allowed General Unsecured Claim and interest thereon at a fixed annual rate equal to [ ]% accruing from the period beginning on the Petition Date and ending on the date of payment.

                  (b) No Qualifying Transaction. In the event that no Qualifying Transaction closes on the Consummation Date, each holder of an Allowed General Unsecured Claim in each of Subclass 4A (Marvel Entertainment Group, Inc.), Subclass 4B (The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World Distribution, Inc.), Subclass 4F (Malibu Comics

Entertainment, Inc., Subclass 4G (Marvel Characters, Inc.,), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (SkyBox International Inc.) of Class 4 (General Unsecured Claims) shall be distributed on the Consummation Date its Ratable Proportion of $[ ].

                  (c) Intercompany Claims. No distribution shall be made on account of Intercompany Claims, and the holders of Intercompany Claims shall not receive or retain an account of such Claims any property or interest in property on account of such Claims. At the election of Newco (assuming its formation), any Intercompany Claims shall be treated as contributions to the capital of the obligor on such Intercompany Claims.

4.5.              Class Securities Litigation Claims (Class 5).

                  (a) Qualifying Transaction. In the event that a Qualifying Transaction closes on the Consummation Date, subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) in accordance with section 4.5(c) and 4.5(d) hereof, each holder of an Allowed Class Securities Litigation Claim shall be distributed on account of such Allowed Class Securities Litigation Claim its Ratable Proportion of (i) subject to section 4.2 hereof and to the extent applicable, any Excess Proceeds after giving effect to the distributions of Excess Proceeds provided under sections 4.2(a) and 4.4(a) hereof, and (ii) to the extent applicable, the New FSB-P Holdings Preferred Stock after giving effect to the distribution of the New FSB-P Holdings Preferred Stock provided under section 4.4(a)(i) hereof.

                  (b) No Qualifying Transaction. In the event that no Qualifying Transaction closes on the Consummation Date, subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) in accordance with section 4.5(c) hereof, each holder of an Allowed Equity Interest in Marvel Entertainment Group, Inc. shall be distributed on account of such Allowed Class Securities Litigation Claim its Ratable Proportion of the New Warrants.

                  (c) Calculation of Distribution. For purposes of effecting distributions hereunder on account of Allowed Class Securities Litigation Claims and Allowed Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.)

of Class 6 (Equity Interests), any judgment evidencing any Allowed Class Securities Litigation Claims shall be converted into an implied number of shares of common stock of Marvel Entertainment Group, Inc. calculated as the quotient of (i) the aggregate amount of any such judgment, divided by (ii) the average of intraday high and low average sales prices of a share of common stock of Marvel Entertainment Group, Inc. on the New York Stock Exchange, as reported in The Wall Street Journal (National Edition) for the ten consecutive trading days ending on the trading day immediately preceding the date of the commencement of any action underlying any Allowed Class Securities Litigation Claim.

                  (d) Parity of and Limitation on Distributions. The distributions to be made under this section 4.5 on account of Allowed Class Securities Litigation Claims shall be made on the basis of parity with the Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                  4.6. Equity Interests (Class 6).

                  (a) Marvel Entertainment Group, Inc. (Subclass 6A).

                  (i) Qualifying Transaction. Distributions. In the event that a Qualifying Transaction closes on the Consummation Date, subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) in accordance with section 4.5(c) and 4.5(d) hereof, each holder of an Allowed Equity Interest in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) shall be distributed on account of such Allowed Equity Interest its Ratable Proportion of (A) subject to section
4.2 hereof and to the extent applicable, any Excess Proceeds after giving effect to the distributions of Excess Proceeds provided under sections 4.2(a) and 4.4(a)(i) hereof and (B) to the extent applicable, the New FSB-P Holdings Preferred Stock after giving effect to the distribution of the New FSB-P Holdings Preferred Stock provided under section 4.4(a)(i) hereof.

                  (ii) No Qualifying Transaction. In the event that no Qualifying Transaction closes on the Consummation Date, subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) in accordance with section 4.5(c) hereof, each holder of an Allowed Equity Interest in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) shall be distributed its Ratable Proportion of the New Warrants.

                  (iii) Parity of and Limitation on Distributions. The distributions to be made under this section 4.6 on account of Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) shall be made on the basis of parity with the Allowed Class Securities Litigation Claims and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                  (b) Fleer Corp. (Subclass 6B). On the Consummation Date, the Equity Interests in Fleer Corp. shall be cancelled, and the holders of Equity Interests in Fleer Corp. shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Equity Interests in Subclass 6B (Fleer Corp.) of Class 6 (Equity Interests).

                  (c) Other Subsidiary Equity Interests (Subclass 6C). On the Consummation Date, each holder of an Allowed Subsidiary Interest shall retain unaltered the legal equitable and contractual rights to which such Allowed Subsidiary Equity Interest entitles such holder and be made unimpaired in accordance with section 1124(1) of the Bankruptcy Code.

4.7.              Existing Warrants (Class 7).

                  On the Consummation Date, the Existing Warrants shall be cancelled, and the holders of Existing Warrants shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Equity Interests in Class 7 (Existing Warrants).

         SECTION 5.  IDENTIFICATION OF CLASSES OF CLAIMS
                     AND INTERESTS IMPAIRED AND NOT
                     IMPAIRED UNDER THE PLAN; ACCEPTANCE
                     OR REJECTION OF THE PLAN

5.1.              Holders of Claims and Equity Interests Entitled to
                  Vote.

                  Each of Class 1 (Priority Non-Tax Claims), Class 2 (Senior Secured Claims), Class 3 (Other Secured Claims), Class 4 (General Unsecured Claims), Class 5 (Class Securities Litigation Claims), Subclass 6A (Marvel Entertainment Group) of Class 6 (Equity Interests), Subclass 6B (Fleer Corp.) of Class 6 (Equity Interests) and Class 7 (Existing Warrants) and, as applicable, each subclass thereof, are impaired hereunder, and the holders of Claims in each of Class 1 (Priority Non-Tax Claims), Class 2 (Senior Secured Claims), Class 4 (General Unsecured Claims), Class 5 (Class Securities Litigation Claims) and Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) and, as applicable, each subclass thereof, are entitled to vote separately to accept or reject this Plan of Reorganization as provided in the order of the Bankruptcy Court fixing the Ballot Date and otherwise governing the balloting procedures applicable to this Plan of Reorganization. Holders of Claims in Subclass 4J (Intercompany Claims) of Class 4 (General Unsecured Claims) and Equity Interests in Subclass 6B (Fleer Corp.) of Class 6 (Equity Interests) and Class 7 (Existing Warrants) are not entitled to vote on this Plan of Reorganization and are presumed to have rejected it in accordance with section 1126(g) of the Bankruptcy Code.

                  For purposes of calculating the number of Allowed Claims held by holders of Allowed Claims that have voted to accept or reject this Plan of Reorganization under section 1126(c) of the Bankruptcy Code, all Allowed Claims held by any entity or any Affiliate thereof that acquired record ownership of such Allowed Claims after the Petition Date shall be aggregated and treated as one Allowed Claim.

                  Subclass 6C (Other Subsidiary Equity Interests) of Class 6 (Equity Interests) is not impaired hereunder, and the holders of Claims and Equity Interests in such classes and, as applicable, each subclass thereof, are conclusively presumed under section 1126(f) of the Bankruptcy Code to have accepted this Plan of Reorganization and are not entitled to vote on this Plan of Reorganization.

5.2.              Subtraction and Addition of Classes and
                  Subclasses.

                  (a) Subtraction of Classes and Subclasses. Any class or subclass of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed subtracted from this Plan of Reorganization for purposes of voting to accept or reject this Plan of Reorganization and for purposes of determining acceptance or rejection of this Plan of Reorganization by such class or subclass under section 1129(a)(8) of the Bankruptcy Code.

                  (b) Addition of Classes and Subclasses. In the event that any subclass of Class 3 (Other Secured Claims) would contain as elements thereof two or more Secured Claims collateralized by different properties or interests in property or collateralized by liens against the same property or interest in property having different priority, such Claims shall be divided into separate subclasses of such subclass of Class 3 (Other Secured Claims).

5.3.              Nonconsensual Confirmation.

                  In the event that any impaired class of Claims or Equity Interests entitled to vote shall not accept this Plan of Reorganization by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, after giving effect to any vote designated under section 1126(e) of the Bankruptcy Code, the Proponents shall, subject to any obligations under the Merger Agreement, amend this Plan of Reorganization in accordance with section 13.2 hereof or undertake to have the Bankruptcy Court confirm this Plan of Reorganization under section 1129(b) of the Bankruptcy Code or both. The Proponents hereby move to have the Bankruptcy Court confirm this Plan of Reorganization under section 1129(b) of the Bankruptcy Code in the event of the rejection of this Plan of Reorganization by holders of Claims or Equity Interests in Subclass 6A (Marvel Entertainment Group, Inc.) of Class 6 (Equity Interests) and notwithstanding the deemed rejection of this Plan of Reorganization by holders of Claims in Subclass 4J (Intercompany Claims) of Class 4 (General Unsecured Claims) and Equity Interests in Subclass 6B (Fleer Corp.) of Class 6 (Equity Interests) and Existing Warrants in Class 7 (Existing Warrants) in accordance with section 5.1 hereof.

5.4.              Severability of Plan of Reorganization.

                  This Plan of Reorganization is, severally, a plan of reorganization for each of the Debtors. In the event that this Plan of Reorganization is not confirmed for all Debtors, then this Plan of Reorganization may not be confirmed for any Debtor; provided, that, notwithstanding the foregoing, in the event that this Plan of Reorganization is not confirmed for Heroes World Distribution, Inc., the Proponents may, subject to any obligations under the Merger Agreement, waive this limitation and this Plan of Reorganization may be confirmed for such other Debtors.

5.5.              Revocation of Plan of Reorganization.

                  The Proponents reserve the right to revoke and withdraw this Plan of Reorganization as to any or all Debtors at any time prior to entry of the Confirmation Order, subject to any obligations under the Merger Agreement and subject to the prior approval of the Required Holders. In the event that this Plan of Reorganization is so revoked or withdrawn as to any or all Debtors by the Proponents, then this Plan of Reorganization shall be deemed null and void as it relates to each such Debtor. In the event that any of the Debtors undertake to revoke or withdraw this Plan of Reorganization without the consent of all of the Proponents, the Proponents not so consenting may, subject to the next succeeding sentence, prosecute confirmation of this Plan of Reorganization notwithstanding such revocation or withdrawal. Notwithstanding the foregoing, in the event that this Plan of Reorganization is revoked or withdrawn by Marvel Entertainment Group, Inc. by resolution of the Continuing Directors thereof, then this Plan shall be revoked or withdrawn, as applicable, and none of the Proponents may prosecute confirmation of this Plan of Reorganization. Notwithstanding the foregoing, in the event that (a) Toy Biz delivers the notice contemplated by the first sentence of section 10.1 hereof in accordance with the terms thereof (b) the condition precedent contained in section 10.1(b) hereof shall not have been satisfied or waived in accordance with section 10.3 hereof by the date provided in such section 10.1(b) or (c) the condition precedent contained in section 10.1(c) hereof shall not have been satisfied or waived in accordance with section 10.3 hereof by the date and time provided in such section 10.1(c), then this Plan of Reorganization shall be revoked, in either event, without any cost, expense, fee or other liability of Marvel Entertainment Group, Inc. or Toy Biz, respectively, to any entity.

         SECTION 6.  MEANS OF IMPLEMENTATION

6.1.              Closing of Transaction.

                  On the Consummation Date, the closing of the Transaction shall occur in accordance with the Transaction Agreement and, on the terms and subject to the conditions contained in such Transaction Agreement, the Debtors, subject to the Liens of the holders of the Senior Secured Claims to the extent such Liens do not attach to the consideration distributable in exchange for the shares of common stock of Toy Biz (other than the shares of common stock of Toy Biz held by Marvel), shall receive the consideration provided therein and shall make the distributions provided hereunder. In connection therewith, all outstanding letters of credit or other similar obligations issued for the account of any of the Debtors or the Debtors in Possession under the Existing Credit Agreements or the DIP Credit Agreement, as applicable, shall be terminated or otherwise treated in a manner acceptable to the Administrative Agent. In the event that no Qualifying Transaction closes, the transactions contemplated by the Merger Agreement shall be consummated.

6.2.              Dismissal of Derivative Securities Litigation
                  Claims.

                  The Derivative Securities Litigation Claims are property of the estate of Marvel Entertainment Group, Inc. under section 541 of the Bankruptcy Code. On or after the Consummation Date, all Derivative Securities Litigation Claims shall, based on the confirmation of this Plan of Reorganization, be dismissed with prejudice and the Reorganized Debtors shall be entitled to effect any actions that may be necessary or appropriate, and to execute, deliver and file in all courts in which the Derivative Securities Litigation Claims are pending, all documents and instruments, including, without limitation, stipulations of dismissal of the Derivative Securities Litigation Claims, to fully implement and effect the dismissal of the Derivative Securities Litigation Claims. The Confirmation Order shall provide that all named plaintiffs in any action relating to the Derivative Securities Litigation Claims and their respective servants, agents, attorneys and representatives shall, on and after the Confirmation Date, be permanently enjoined, stayed and restrained from pursuing or prosecuting any of the Derivative Securities Litigation Claims.

6.3.              Board of Directors of the Reorganized Debtors.

                  The initial members of the Board of Directors of Newco, assuming its formation, shall be determined by Toy Biz and the holders of the Allowed Senior Secured Claims in accordance with the Equity Rights Schedule. The initial members of the Board of Directors of Newco, assuming its formation, are or shall be stated in the Disclosure Statement under "GENERAL INFORMATION - Board of Directors and Executive Officers of the Reorganized Debtors" or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court.

6.4.              Officers of the Reorganized Debtors.

                  The initial officers of Newco, assuming its formation, shall be determined by Toy Biz and the holders of Allowed Senior Secured Claims. The initial officers of Newco, assuming its formation, are stated in the Disclosure Statement under "GENERAL INFORMATION - Board of Directors and Executive Officers of the Reorganized Debtors." The selection of officers of the Reorganized Debtors after the Consummation Date shall be as provided in the articles or certificates of incorporation and bylaws.

6.5.              Toy Biz Cash Distribution.

                  In the event that a Newco Qualifying Transaction closes on or before the Consummation Date, the holders of common stock of Toy Biz (other than Marvel) shall be distributed the Toy Biz Cash Distribution.

6.6.              Dissolution of Equity Committees.

                  On the Consummation Date, the committee of equity security holders of Marvel Entertainment Group, Inc. appointed by the U.S. Trustee in the Reorganization Cases shall automatically dissolve and such committee shall cease to exercise any functions and be divested of all rights, powers and duties.

6.7.              Transfer of FSB-P Entities.

                  All intercompany agreements, understandings and relationships between any of the FSB-P Entities and Marvel or any of its affiliates (other than the FSB-P Entities), including, without limitation, any material licensing agreement designated by the holders of the Senior Secured Claims) shall remain in full force and effect unless modified or terminated in the ordinary course of business or the holders of the Senior Secured Claims and Toy Biz otherwise agree in writing.

6.8.              Sale of FSB-P Entities.

                  On and after the Consummation Date, Newco (assuming its formation) shall undertake to effect a sale of the FSB-P Entities before the FSB-P Sale Termination Date. In the event that such sale is consummated by the FSB-P Sale Termination Date or a definitive and legally binding agreement not containing any material conditions to closing governing such sale is executed and delivered by the FSB-P Sale Termination Date and such sale is consummated within ninety (90) days of the date of such agreement, the proceeds realized from such sale shall be distributed in accordance with the terms hereof as if such sale had occurred on the Consummation Date, subject to the prior payment in Cash of (a) any and all interest accrued on the New Series B Secured Notes during the period beginning on the Consummation Date and ending on the date of the closing of such sale, (b) any and all amounts outstanding under the credit facility extended to the FSB-P Entities referred to in section 10.2[ ] hereof, including, without limitation, accrued and unpaid interest on obligations outstanding under such which shall accrue at a floating annual rate not to exceed Alternate Base Rate (as such term is defined in the Existing Panini Credit Agreements), plus three and one-half percent (3.5%) and (c) the costs and expenses of the holders of the Allowed Senior Secured Claims and Panini S.p.A., including, without limitation, reasonable attorneys' and investment bankers' fees incurred in connection with such sale.

6.9.              Expense Reimbursement.

                  In the event that a Newco Qualifying Transaction closes on or before the Consummation Date, Toy Biz shall be distributed Cash equal in amount to the things referred to in clause (f) of section 1.48 hereof. In the event that a Qualifying Transaction closes on or before the Consummation Date, the holders of Allowed Fixed Senior Secured Claims and Allowed Contingent Senior Secured Claims shall be distributed Cash equal in amount (without duplication) to the items referred to in clause (g) of section 1.48 hereof.

         SECTION 7.  PROVISIONS GOVERNING DISTRIBUTIONS

7.1.              Date of Distributions.

                  Any distributions and deliveries to be made hereunder (other than the Toy Biz Cash Distribution) shall be made on the Consummation Date or as soon as practicable thereafter and deemed made on the Consummation Date, and the Toy Biz Cash Distribution shall be made on the Consummation Date and deemed made on the Consummation Date only if then made. In the event that any payment or act under this Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

7.2.              Entities to Exercise Function of Disbursing Agent.

                  All distributions under this Plan of Reorganization shall be made by the applicable Reorganized Debtor as Disbursing Agent or such other entity designated by such applicable Reorganized Debtor as a Disbursing Agent on the Consummation Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the applicable Reorganized Debtor.

7.3.              Surrender and Cancellation of Instruments.

                  Each holder of a promissory note, Existing Warrant or other instrument evidencing a Claim or Equity Interest (other than a holder of a promissory note issued under any of the Existing Credit Agreements) shall surrender such promissory note, Existing Warrant or instrument to the Disbursing Agent, and the Disbursing Agent shall distribute or shall cause to be distributed to the holder thereof the appropriate distribution, if any, hereunder. No distribution hereunder shall be made to or on behalf of any holder of such a Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of the Disbursing Agent. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim or Equity Interest that fails to (a) surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and (b) in the event that the Disbursing Agent requests, furnish a bond in form and substance (including, without limitation, amount) reasonably satisfactory to the Disbursing Agent, within one
(1) year from and after the Consummation Date shall be deemed to have forfeited all rights, claims and interests and shall not participate in any distribution hereunder.

7.4.              Delivery of Distributions.

                  Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as scheduled on the Schedules filed with the Bankruptcy Court unless the Debtors or Reorganized Debtors, as applicable, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that relates an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Consummation Date. After such date, all unclaimed property or interest in property shall revert to the applicable Reorganized Debtor, and the claim of any other holder to such property or interest in property shall be discharged and forever barred. The distributions to be made on the Consummation Date to each holder of an Allowed Senior Secured Claim shall be made to the Administrative Agent for distribution to holders of Allowed Senior Secured Claims in accordance with the provisions of the Existing Credit Agreements.

7.5.              Manner of Payment Under Plan of Reorganization.

                  At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

7.6.              Reserves and Distributions

                  The Disbursing Agent shall reserve amounts deemed appropriate in the judgement of the Disbursing Agent on account of Disputed Claims in Class 4 (General Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof. Upon the resolution from time to time of Disputed Claims in Class 4 (General Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof, the Disbursing Agent may make distributions on account of such claims in such manner deemed appropriate in the judgment of the Disbursing Agent.

7.7.              Distributions After Consummation Date.

                  Distributions made after the Consummation Date to holders of Disputed Claims that are not Allowed Claims as of the Consummation Date but which later become Allowed Claims shall be deemed to have been made on the Consummation Date.

7.8.              Rights And Powers Of Disbursing Agent.

                  (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties this Plan of Reorganization, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                  (b) Expenses Incurred on or After the Consummation Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Consummation Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable fees and expenses of counsel) made by the Disbursing Agent, shall be paid in Cash by the Reorganized Debtors.

                  (c) Exculpation. Each Disbursing Agent, from and after the Consummation Date, is hereby exculpated by all entities, including, without limitation, holders of Claims and Equity Interests and other parties in interest from any and all claims, causes of action and other assertions of liability (including, without limitation, breach of fiduciary duty) arising out of the discharge by such Disbursing Agent of the powers and duties conferred upon it hereby or any order of the Bankruptcy Court entered pursuant to or in furtherance hereof, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of such Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance herewith or for implementing the terms hereof.


         SECTION 8.  PROCEDURES FOR TREATING DISPUTED
                     CLAIMS UNDER THE PLAN OF REORGANIZATION

8.1.              Objections to Claims.

                  The Reorganized Debtors or, in the event of its formation, Newco, shall be entitled to object to Claims. Any objections to Claims shall be filed by the latest of (a) ninety (90) days after the Consummation Date, (b) thirty (30) days after a proof of claim is filed and (c) such later date as may be fixed by the Bankruptcy Court.

8.2.              No Distributions Pending Allowance.

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

8.3.              Distributions After Allowance.

                  Payments and distributions to each holder of a Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest, to the extent that such Claim or Equity Interest ultimately becomes an Allowed Claim or Equity Interest, shall be made in accordance with the provisions hereof governing the class or subclass of Claims or Equity Interests in which such Claim or Equity Interest is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest becomes a Final Order, the Disbursing Agent shall distribute to the holders of such Claim or Equity Interest any payment or property that would have been distributed to such holder if the Claim or Equity Interest had been allowed on the Consummation Date, without any interest thereon.


         SECTION 9.  PROVISIONS GOVERNING EXECUTORY CONTRACTS
                     AND UNEXPIRED LEASES UNDER THE PLAN

9.1.              General Treatment.

                  This Plan of Reorganization constitutes a motion by the Debtors governed by this Plan of Reorganization to assume, as of the Consummation Date, all executory contracts and unexpired leases to which any of the Debtors are parties, except for an executory contract or unexpired lease that, subject to the approval of the holders of the Senior Secured Claims, which shall not be unreasonably withheld or delayed, (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) is specifically rejected on Schedule 9.1 hereto filed by the Proponents at the direction of Toy Biz or, in the event that a Qualifying Transaction is scheduled to close on the Consummation Date, by the Debtors on or before the commencement of the Confirmation Hearing or such later date as may be fixed by the Bankruptcy Court, (c) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by the Debtors prior to the filing of the schedule described in section 9.1(b) hereof or (d) is otherwise assumed hereunder. Any executory contract or unexpired lease assumed hereunder may be freely assigned by any Debtor to any other Debtor or Reorganized Debtor or, assuming its formation, Newco and any such assignment shall constitute a novation of the obligations of the assigning Debtor under any such executory contract or unexpired lease. Any such assignment shall be effected by filing a notice thereof with the Bankruptcy Court on or before the commencement of the Confirmation Hearing. For purposes hereof, each executory contract and unexpired lease listed on Schedule
9.1 hereto that relates to the use of occupancy of real property shall include
(a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on
Schedule 9.1 hereto and (b) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 9.1 hereto including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are assumed.

9.2.              Amendments to Schedule; Effect of Amendments.

                  The Debtors shall assume each of the executory contracts and unexpired leases not listed on Schedule 9.1 hereto; provided, that the Proponents at the direction of Toy Biz or, in the event that a Qualifying Transaction is scheduled to close on the Consummation Date, the Debtors may at any time with the consent of the holders of the Senior Secured Claims, which consent may not be unreasonably withheld, on or before the first Business Day before the Consummation Date amend Schedule 9.1 hereto to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected, provided, that in the event such Qualifying Transaction does not close on the Consummation Date, any amendment to such Schedule 9.1 hereto effected by the Debtors shall be automatically revoked and withdrawn. The Debtors shall provide notice of any amendments to Schedule 9.1 hereto to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on Schedule 9.1 hereto shall not constitute or be construed to constitute an admission by any Debtor that any Debtor has any liability thereunder.

9.3.              Bar to Rejection Damage Claims.

                  In the event that the rejection of an executory contract or unexpired lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before thirty (30) days after the earlier to occur of (a) the giving of notice to such party under section 9.1 or 9.2 hereof and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

         SECTION 10.  CONDITIONS PRECEDENT TO CONFIRMATION
                      DATE AND CONSUMMATION DATE

10.1.             Conditions Precedent to Confirmation of Plan of
                  Reorganization.

                  This Plan of Reorganization and the transactions contemplated hereby are subject to the performance of a business, financial, legal or other due diligence investigation of Marvel by Toy Biz (including, without limitation, relating to the operation of the business of Marvel) for the period ending at 11:59 p.m. (New York City time) on May 21, 1997, during which period Toy Biz may, in its sole, unfettered and unreviewable discretion, for any reason or for no reason, elect not to proceed with the prosecution of confirmation of this Plan of Reorganization and the transactions contemplated hereby upon delivery of a written notice during such period to the Debtors and the holders of the Senior Secured Claims. The confirmation of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:

                  (a) Notice of Termination. Toy Biz shall not have delivered the notice contemplated by the first sentence of this section 10.1;

                  (b) Board Authorizations. (i) The Boards of Directors of each of the Debtors, including, without limitation, Marvel Entertainment Group, Inc., shall have duly authorized this Plan of Reorganization on or before the fifth Business Day after the later of (A) receipt of notice from Toy Biz that Toy Biz has satisfactorily completed the due diligence investigation referred to in the first sentence of this section 10.1 and (B) each of Marvel Entertainment Group, Inc. and Toy Biz shall have approved the Merger Agreement, subject (a) to the due authorization of each of the Boards of Directors of Marvel Entertainment Group, Inc. and Toy Biz, respectively and (b) the due authorization of the shareholders of Toy Biz and (ii) the Board of Directors of Toy Biz shall have duly authorized this Plan of Reorganization on or before the second Business Day after the authorization contemplated by clause (i) of this section 10.1(b);

                  (c) Insurance and Related Matters. Before 11:59 p.m. (New York City time) May 21, 1997, Toy Biz and Marvel shall have agreed upon provisions to be contained in the Merger Agreement acceptable to Toy Biz and the Debtors relating to "tail" insurance coverage of current and former directors and officers of Marvel relating to events occurring before, on or after the Petition Date; it being understood and agreed that under no circumstances shall the Merger Agreement or this Plan of Reorganization contain or provide, respectively, for the existence or continuation of any indemnification for current or former directors or officers of Marvel which exceed the insurance coverage, provided, that (i) existing indemnification obligations may survive to the extent of insurance coverage (if necessary to maintain insurance coverage), but shall, except as provided in section 11.2(c) hereof, in no event entitle such directors or officers to assert any Claim (including, without limitation, with respect to any deductible) against Newco, Toy Biz, Marvel or any of their affiliates except as may be necessary to establish or prosecute claims under any insurance policies, and (ii) any such directors or officers shall only be entitled to make Claims only against the insurance and the proceeds thereof.

                  (d) Transaction Agreement. The applicable Transaction Agreement shall then be in full force and effect;

                  (e) Voting Agreement. Avi Arad and Isaac Perlmutter shall have each executed and delivered the Voting Agreement on or before May 21, 1997, and the Voting Agreement shall then be in full force and effect.

                  (f) Confirmation Order. The Confirmation Order to be entered by the Clerk of the Bankruptcy Court shall be in a form that (i) does not materially and adversely affect the benefits to be received hereunder by any of (A) the estates constituting Marvel, (B) Toy Biz or (C) the holders of the Allowed Senior Secured Claims, without the consent of the affected entities to be given or withheld in the sole and absolute discretion of each such affected entity, (ii) determined that Toy Biz has acted in good faith under this Plan of Reorganization and (iii) is otherwise in form and substance reasonably acceptable to the Administrative Agent and the Proponents; and,

                  (g) Confirmation Date. The Confirmation Date shall occur not later than August 15, 1997.

10.2. Conditions Precedent to Consummation Date of Plan of Reorganization.

                  The occurrence of the Consummation Date of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:

                  (a) Finality of the Confirmation Order. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, the Confirmation Order shall not have been amended or modified and the Confirmation Order shall have become a Final Order;

                  (b) Transaction Agreement. All conditions precedent to the obligations of the Purchaser (as such term is defined in the applicable Transaction Agreement) and the Seller (as such term is defined in the applicable Transaction Agreement) shall have been satisfied or waived in accordance with the applicable Transaction Agreement;

                  (c) Consummation Date. The Consummation Date shall occur not later than the later to occur of (i) [ ], and (ii) the first Business Day that is eighty-four (84) days after the entry by the Clerk of the Bankruptcy Court of an order authorizing and approving the acceptance by the Debtors of an offer for a Qualifying Transaction; provided, that in no event shall the Consummation Date occur later than December 31, 1997;

                  (d) Execution and Delivery of Documents. All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions hereof shall have been effected or executed and delivered in form and substance and in a manner acceptable to the Proponents;

                  (e) No Material Adverse Change. No Material Adverse Change (as such term is defined in the Merger Agreement) shall have occurred relating to Marvel or Toy Biz after the date hereof;

                  (f) Continuing Directors. The Board of Directors of Marvel Entertainment Group, Inc. shall consist only of Continuing Directors other than by operation of a confirmed plan of reorganization in the Reorganization Cases;

                  (g) Toy Biz Fairness Opinion. Toy Biz shall have received an appropriate fairness opinion from an investment banking firm opining that the exchange consideration to be distributed to holders of common stock of Toy Biz (other than Marvel) consisting of seventy-two percent (72.0%) of the primary shares of common stock of Newco or two hundred eighty-five million dollars ($285,000,000) Cash is fair from a financial point of view to the existing holders of common stock of Toy Biz (other than Marvel);

                  (h) Toy Biz Authorization. The transactions contemplated hereby relating to Toy Biz shall have been duly authorized by the holders of common stock of Toy Biz;

                  (i) Governmental Consents. All necessary consents, assignments or approvals from any domestic and foreign governmental authorities shall have been received and any necessary or domestic or foreign governmental filings, including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been made and any specified waiting periods thereunder shall have expired without challenge;

                  (j) Certain Administration Expense Claims Limitation. The aggregate amount of requests for payment of Administration Expense Claims filed and not disallowed by Final Order or by Final Order estimating any Administration Expense Claim under the Bankruptcy Code for purposes of allowance and payment (any order of estimation shall be final in all respects and may not be subject to any subsequent order increasing the amount allowed as an Administration Expense Claim, to the extent any such request is unliquidated) as of the Consummation Date based upon rights of indemnification or other similar obligations shall not exceed one million dollars ($1,000,000) in excess of available insurance coverage. The Proponents undertake to use their respective best efforts to cause the Bankruptcy Court to estimate the allowed amount of any unliquidated request for payment of such Administration Expense Claims, provided, that to the extent that any unliquidated Claim for payment of an Administration Expense Claim is not subject to estimation as set forth, it shall be deemed to exceed one million dollars ($1,000,000) for purposes of this section 10.2(j); and

                  (k) Certain Arrangements with FSB-P Entities. In the event that no Qualifying Transaction closes on the Consummation Date, Newco and the FSB-P Entities shall have executed and delivered a tax sharing agreement in form and substance satisfactory to Toy Biz and arranged priority financing for the FSB-P Entities in form and substance satisfactory to Toy Biz.

10.3.             Waiver of Conditions Precedent.

                  Each of the conditions precedent in sections 10.1 and 10.2 hereof (other than the condition precedent in section 10.2(f) hereof) may only effectively be waived, in whole or in part, if waived, by each of the Proponents and the Administrative Agent. The condition precedent in section 10.2(f) may only effectively be waived, if waived, by each of Toy Biz and the Administrative Agent. Any such waiver of a condition precedent in section 10.1 or 10.2 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action other than filing a notice of waiver with the Bankruptcy Court and otherwise proceeding to consummate this Plan of Reorganization.


         SECTION 11.  EFFECT OF CONFIRMATION

11.1.             General Authority.

                  Until the Consummation Date, the Bankruptcy Court shall retain custody and jurisdiction of each of the Debtors, its properties and interests in property and its operations. On the Consummation Date, each of the Debtors, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in section 14.1 hereof.

11.2.             Discharge of Debtors.

                  (a) General Discharge. Subject to section 11.4 hereof, the treatment of all Claims against or Equity Interests in each of the Debtors hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in such Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided herein, upon the Consummation Date, all Claims against and Equity Interests in each of the Debtors will be satisfied, discharged and released in full exchange for the consideration provided hereunder. All entities shall be precluded from asserting against any Debtor or Reorganized Debtor or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date.

                  (b) Specific Release and Discharge. Except as otherwise provided in section 6.7 hereof, each of Marvel, Newco (assuming its formation) and Toy Biz shall be released and discharged from all obligations borne or the responsibility of Marvel primarily for the benefit of the FSB-P Entities and the FSB-P Entities shall be released and discharged from all obligations relative to each of Marvel, Newco (assuming its formation) and Toy Biz.

                  (c) Treatment of Indemnification Claims. Notwithstanding Del. Code Ann. (General Corporation) ss. 145 (1997) or any other state or local statute or rule, all existing indemnification and other similar obligations as of the Confirmation Date of any Debtor or any subsidiary of any Debtor are released or discharged except as provided in this section 11.2(c), and the Confirmation Order shall contain injunctions enforcing such releases and discharge; provided, that: (i) existing indemnity obligations may survive to the extent of insurance coverage (if necessary to maintain insurance coverage), but shall in no event entitle such directors or officers to assert any Claim (including, without limitation, with respect to any deductible) against Newco, Toy Biz, Marvel or any of their affiliates, and (ii) any such directors or officers shall only be entitled to make Claims only against the insurance and the proceeds thereof. This section 11.2(c) shall not limit any right of directors or officers or former directors and officers from asserting notwithstanding any bar order Claims against any Debtor based upon rights of indemnification or other similar obligations by filing proofs of claim or requests for payment of Administration Expense Claims prior to the later of the Confirmation Date and any bar date for the filing of Administration Expense Claims, which bar date shall be before the Consummation Date, based upon acts or omissions occurring prior to the Petition Date or during the administration of the Reorganization Cases. To the extent such Claims are Allowed Claims, such Claims shall be treated under this Plan of Reorganization with Claims in any class or subclass, as applicable, having the same legal rights and priority as such Claims; provided, that the Confirmation Order shall establish a bar date for Administration Expense

Claims, which bar date shall be before the Consummation Date and encompass Claims through the Consummation Date relating to any such Claims based on rights of indemnification or other similar obligations during the period beginning on the Petition Date and ending on and including the Consummation Date.


11.3.             Term of Injunctions or Stays.

                  Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Consummation Date.


         SECTION 12.  WAIVER OF CLAIMS

12.1.             Avoidance Actions.

                  Effective as of the Consummation Date, the Debtors waive the right to prosecute and release any avoidance or recovery actions under sections 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, that belong to the Debtors or Debtors in Possession, other than any such actions that may be pending on such date. The Reorganized Debtors shall retain and may prosecute any such actions that may be pending on such date.


         SECTION 13.  RETENTION OF JURISDICTION

13.1.             Retention of Jurisdiction.

                  The Bankruptcy Court may retain jurisdiction of and, if the Bankruptcy Court exercises its retained jurisdiction, shall have exclusive jurisdiction of all matters arising out of, and related to, the Reorganization Cases and this Plan of Reorganization pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

                  (b) To determine any and all adversary proce-edings, applications and contested matters;

                  (c) To ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein;

                  (d) To hear and determine any timely objections to Administration Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Equity Interest, in whole or in part;

                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (f) To issue such orders in aide of execution of this Plan of Reorganization, to the extent authorized by section 1142 of the Bankruptcy Code;

                  (g) To consider any amendments to or modifications of this Plan of Reorganization, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (h) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Consummation Date;

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan of Reorganization, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

                  (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (k) To hear any other matter not inconsistent with the Bankruptcy Code;

                  (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under section
         11.2 hereof;

                  (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of this Plan of Reorganization; and

                  (n) To enter a final decree closing the Reorganization Cases.

13.2.             Amendment of Plan of Reorganization.

                  Amendments of this Plan of Reorganization may be proposed in writing only jointly by the Proponents at any time before confirmation, provided that this Plan of Reorganization, as amended, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. This Plan of Reorganization may be amended only jointly by the Proponents at any time after confirmation and before substantial consummation, provided that this Plan of Reorganization, as amended, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan of Reorganization as amended under section 1129 of the Bankruptcy Code and the circumstances warrant such amendments. A holder of a Claim or Equity Interest that has accepted this Plan of Reorganization shall be deemed to have accepted this Plan of Reorganization as amended if the proposed amendment does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.


         SECTION 14.  MISCELLANEOUS PROVISIONS

14.1.             Payment of Statutory Fees.

                  All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Consummation Date. Any such fees accrued after the Consummation Date will constitute an Allowed Administration Expense Claim and be treated in accordance with section 2.1 hereof.

14.2.             Retiree Benefits.

                  On and after the Consummation Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy
Code), at the
level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period each Debtor has obligated itself to provide such benefits.



14.3.             Compliance with Tax Requirements.

                  In connection with the consummation of this Plan of Reorganization, the Debtors shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

14.4.             Recognition of Guarantee Rights.

                  The classification of and manner of satisfying all Claims hereunder take into account (a) the existence of guarantees by certain Debtors of obligations of other Debtors and (b) the fact that the Debtors may be joint obligors with each other or other entities with respect to an obligation. All Claims against the Debtors based upon any such guarantees or joint obligations shall be discharged in the manner provided in this Plan of Reorganization; provided, that no creditor shall be entitled to receive more than a single satisfaction of its Allowed Claims.

14.5.             Severability of Plan Provisions.

                  In the event that, prior to the Confirmation Date, any term or provision of this Plan of Reorganization is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

14.6.             Governing Law.

                  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of the conflicts of law.

14.7.             Time of the Essence.

                  Time shall be of the essence relative to any and all dates contained in this Plan of Reorganization on the Confirmation Date.

14.8.             Standard of Discretion.

                  Except as otherwise expressly provided herein, any agreement, instrument or other document, including, without limitation, all Exhibits and Schedules hereto, provided to be acceptable to any entity, including, without limitation, the Administrative Agent, each of the Debtors and Toy Biz, and any approval, consent or waiver to be given by or obtained from any entity, including, without limitation, the Administrative Agent, each of the Debtors and Toy Biz, shall be so acceptable or given or obtained in the sole and absolute discretion of such entity.

14.9.             Counterparts.

                  This Plan of Reorganization may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

14.10.            Notices.

                  All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  If to the Debtors:

                                    MARVEL ENTERTAINMENT GROUP, INC.
                                    387 Park Avenue South
                                    12th Floor
                                    New York, New York  10016
                                    Attn:  Steven R. Isko, Esq.
                                    Telephone:  (212) 696-0808
                                    Telecopier: (212) 576-9260

                                     -and-

                                    WEIL, GOTSHAL & MANGES LLP
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Attn:  Harvey R. Miller, Esq.
                                           Marcia L. Goldstein, Esq.
                                           Edward A.C. Sutherland, Esq.
                                           Paul D. Leake, Esq.
                                    Telephone:  (212) 310-8000
                                    Telecopier: (212) 310-8007

                                     -and-

                                    YOUNG, CONAWAY, STARGATT & TAYLOR
                                    Rodney Square North
                                    Wilmington, Delaware  19899
                                    Attn:  James L. Patton, Jr., Esq.
                                           Laura Davis Jones, Esq.
                                    Telephone:  (302) 571-6600
                                    Telecopier: (302) 571-1253

                  If to the holders of Senior Secured Claims:

                                    WACHTELL, LIPTON, ROSEN & KATZ
                                    51 West 52nd Street
                                    New York, New York  10019
                                    Attn:  Chaim J. Fortgang, Esq.
                                           Scott K. Charles, Esq.
                                    Telephone:  (212) 403-1000
                                    Telecopier: (212) 403-2000

                                     -and-

                                    RICHARDS, LAYTON & FINGER, P.A.
                                    One Rodney Square
                                    Wilmington, Delaware  19894
                                    Attn:  Thomas L. Ambro, Esq.
                                    Telephone:  (302) 658-6541
                                    Telecopier: (302) 658-6548

                  If to Toy Biz:

                                    TOY BIZ, INC.
                                    333 East 38th Street
                                    New York, New York  10016
                                    Attn:  Mr. Joseph M. Ahearn
                                    Telephone:  (212) 682-4700
                                    Telecopier: (212) 682-5272

                                        -and-

                                    BATTLE FOWLER LLP
                                    75 East 55th Street
                                    New York, New York  10022
                                    Attn: Lawrence Mittman, Esq.
                                    Douglas L. Furth, Esq.
                                    Telephone:  (212) 856-7000
                                    Telecopier: (212) 856-7807

                                        -and-

                                    PEPPER, HAMILTON & SCHEETZ
                                    1201 Market Street, Suite 1601
                                    P.O. Box 1709
                                    Wilmington, Delaware  19899
                                    Attn:  David B. Stratton
                                    Telephone:  (302) 777-6500
                                    Telecopier: (302) [ ]

Dated:            Wilmington, Delaware
                  May 15, 1997



                                    Respectfully submitted,

                                    MARVEL ENTERTAINMENT GROUP, INC.
                                    THE ASHER CANDY COMPANY
                                    FLEER CORP.
                                    FRANK H. FLEER CORP.
                                    HEROES WORLD DISTRIBUTIONS, INC.
                                    MALIBU COMICS ENTERTAINMENT, INC.
                                    MARVEL CHARACTERS, INC.
                                    MARVEL DIRECT MARKETING INC.
                                    SKYBOX INTERNATIONAL INC.


                                    By:/s/ Paul E. Shapiro
                                       --------------------------------------
                                    Name:  Paul E. Shapiro, Esq.
                                    Title: Executive Vice President


                                    WEIL, GOTSHAL & MANGES LLP Attorneys for the Debtors and Debtors in Possession 767 Fifth Avenue New York, New York 10153 (212) 310-8000

                                     -and-

                                    YOUNG, CONAWAY, STARGATT & TAYLOR
                                    Attorneys for the Debtors
                                    and Debtors in Possession
                                    Rodney Square North
                                    Wilmington, Delaware  19899
                                    (302) 571-6600


                                    By:/s/ Brendan Shannon
                                       --------------------------------------

                                    TOY BIZ, INC.


                                    By:/s/ Joseph M. Ahearn
                                       --------------------------------------
                                    Name:  Joseph M. Ahearn
                                    Title: President

                                    BATTLE FOWLER LLP
                                    Attorneys for Toy Biz, Inc.
                                    75 East 51st Street
                                    New York, New York 10022
                                    (212) 856-7000

                                         -and-

                                    PEPPER, HAMILTON & SCHEETZ
                                    1201 Market Street
                                    Wilmington, Delaware  19899
                                    (302) 777-6500


                                    By: /s/ David Stratton
                                       --------------------------------------

                                                                  SCHEDULE 1.13






                       CLASS SECURITIES LITIGATION CLAIMS

                                                                  SCHEDULE 1.22






                    DERIVATIVE SECURITIES LITIGATION CLAIMS

                                                                  SCHEDULE 1.28






                             EQUITY RIGHTS SCHEDULE


               The shares of Newco Common Stock distributed on account of Allowed Senior Secured Claims under section 4.2(b)(ii)(c) hereof shall have, among other rights, (a) appropriate corporate governance rights, including, without limitation, appropriate special voting rights and the right to designate a specified number of directors and (b) rights to access public markets, including, without limitation, customary registration rights, piggy-back rights and the right to have the securities listed or admitted for trading on a national stock exchange or stock market. Such rights shall be governed by the certificate of incorporation and by-laws of Newco, a registration rights agreement and a shareholders agreement, each of which shall be Exhibits hereto.

                                                                   SCHEDULE 9.1






                        SCHEDULE OF EXECUTORY CONTRACTS

                                                                      EXHIBIT A






                               CONFIRMATION ORDER

                                                                      EXHIBIT B






                                MERGER AGREEMENT

                                                                      EXHIBIT C







                      NEW FSB-P DEBT SECURITIES AGREEMENT

                                                                      EXHIBIT D







               NEW FSB-P HOLDINGS PREFERRED STOCK CERTIFICATE OF
                                  DESIGNATION

                                                                      EXHIBIT E







                          NEW FSB-P WARRANTS AGREEMENT

                                                                      EXHIBIT F







                      NEW SERIES A SECURED NOTES AGREEMENT

                                                                      EXHIBIT G







                      NEW SERIES B SECURED NOTES AGREEMENT

                                                                      EXHIBIT H







                            NEWCO WARRANTS AGREEMENT

                                                                      EXHIBIT I







                                VOTING AGREEMENT